SIXTH AMENDMENT TO THE THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
NATIONAL CINEMEDIA, LLC
This Sixth Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement (this “Amendment”) of National CineMedia, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of [_____], 2024, by and among each of the parties hereto and amends the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of February 13, 2007 (the “Third Amended Agreement”), as amended by the First Amendment to the Third Amended Agreement, dated as of March 16, 2009 (the “First Amendment”), the Second Amendment to the Third Amended Agreement, dated as of August 6, 2010 (the “Second Amendment”), the Third Amendment to the Third Amended Agreement, dated as of September 3, 2013 (the “Third Amendment”), the Fourth Amendment to the Third Amended Agreement, dated as of January 23, 2019 (the “Fourth Amendment”), the Fifth Amendment to the Third Amended Agreement, dated as of August 7, 2023 (together with the Third Amended Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment the “LLC Agreement”).
RECITALS
WHEREAS, National CineMedia, Inc., a Delaware corporation (“NCM Inc.”), NCMI II, LLC, a Delaware limited liability company (“NCMI II”), and NCM Blocker Sub 2, LLC, a Delaware limited liability company (“NCM Blocker”) are the current members of the Company.
NOW, THEREFORE, he parties hereto agree as follows:
1.The following definitions shall be added to Section 1.1 of the LLC Agreement:
(a)    “Deferring Member” has the meaning set forth in Section 5.4(a)(i)(A) of this Agreement.
(b)    “Deferred Distribution Amount” has the meaning set forth in Section 5.4(a)(i)(A) of this Agreement.
2.Section 5.4(a)(i) and (ii) of the LLC Agreement shall be amended and restated in its entirety as follows:
5.4 Distributions. Except as provided in Section 3.5(c)(ii), all distributions made by the Company, if any, shall be made in accordance with this Section 5.4.
(a) Nonliquidating Distributions. The Manager will cause the Company to make distributions of the Distribution Amount in the following manner:
(i) Within 60 calendar days following the last day of each Fiscal Period (or the next Business Day if the 60th calendar day is not a Business Day), the Company shall make a distribution in an amount equal to the Distribution Amount for such Fiscal Period, excluding the Deferred Distribution Amount, to the Members.
(A) No later than 5 calendar days prior to the date that the Distribution Amount will be paid (or the next Business Day if the 5th calendar day is not a

Business Day), the Company shall notify each member of the total Distribution Amount that is payable to the Member. Each Member (the “Deferring Member”) may choose to defer all or any portion of its share of the Distribution Amount by notifying the Company of the total amount that the Member is deferring within such 5-calendar day period (such amount, the “Deferred Distribution Amount”).
(B) Each Deferring Member may require that the Company distribute the Deferred Distribution Amount, or a portion of the total amount, upon 30 days written notice subject to any restrictions in the 2023 Credit Facility and the Company’s availability of sufficient cash to distribute the requested amount. The Manager may determine to distribute the Deferred Distribution Amounts prior to the end of the 30 day notice period. If the distribution of the Deferred Distribution Amount is restricted by the 2023 Credit Facility, then the distribution shall be made promptly following the date that the 2023 Credit Facility does not restrict the distribution.
(C) Deferred Distribution Amounts shall be treated as accrued liabilities. The Deferred Distribution Amount shall not accrue interest. The Deferred Distribution Amounts shall not be used to fund the distribution of Distribution Amounts and no Member other than the Deferring Member shall have any ownership claim to the Deferred Distribution Amount.
(ii) Except as provided in Section 5.4(b), all distributions of the Distribution Amounts shall be made among the Members pro rata in accordance with their Percentage Interests; provided that if (i) the Company is in default under any Funded Indebtedness, (ii) the distribution would cause the Company to default under any Funded Indebtedness, or (iii) restrictions imposed on the Company’s funds pursuant to any Funded Indebtedness, cause (x) the product of the Distribution Amount times NCM Inc.’s Percentage interest, to be less than the sum of (y) the product of the Tax Distribution Amount times NCM Inc.’s Percentage Interest, plus the Tax Receivable Distribution Amount, then the Company shall distribute the Tax Distribution Amount among the Members pro rata in accordance with their Percentage Interests and distribute the Tax Receivable Distribution Amount to NCM Inc.; provided further that the Deferred Distribution Amounts shall only be distributed to the applicable Deferring Member.
3.A new clause (iv) and (v) shall be added immediately following Section 9.1(b)(iii) as follows:
“(iv) The delivery of a Redemption Notice shall be deemed to trigger the notice period under Section 5.4(a)(i)(B) for the distribution of any Deferred Distribution Amounts owed to the Redeeming Member.
(v) In the event that a certificate representing the Redeemed Units no longer represents the correct number of Common Units due to an adjustment of Common Units effected pursuant to Section 3.4(g) or 3.5(d) in accordance with this Agreement, the number of shares delivered in connection with a Share Settlement shall reflect the number of shares equal to the number of as adjusted Redeemed Units.”

4.No Other Changes. Except as expressly modified hereby, all terms, conditions and provisions of the LLC Agreement shall continue in full force and effect. This Amendment shall be deemed to be and construed as part of the LLC Agreement, and the LLC Agreement shall be deemed to be and be construed as part of this Amendment; provided, however, that in the event of any inconsistency or conflict between the LLC Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
5.Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page hereof to the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or caused this Amendment to be executed on its behalf as of the date first written above.

NATIONAL CINEMEDIA, INC.

By:
Name:
Title:

NCMI II, LLC

By its sole member, National CineMedia, Inc.

By:
Name:
Title:

NCM BLOCKER SUB 2, LLC

By its sole member, NCM Blocker Sub 1, LLC
By its sole member, NCM Blocker Parent, LLC
By its sole member, NCMI II, LLC:
By its sole member, National CineMedia, Inc.

By:
Name:
Title:

NATIONAL CINEMEDIA, LLC

By:
Name:
Title: